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                                                                  Exhibit 10.16

                         EARLY RETIREMENT AGREEMENT AND RELEASE


        The Penn Traffic Company, including all of its divisions (hereinafter referred to as "Penn Traffic" or the "Company"), and John T. Dixon ("Employee"), of 37 West Lake Road, Skaneateles, New York 13152, hereby enter into this EARLY RETIREMENT AGREEMENT AND RELEASE ("Agreement"), effective September 3, 1996, and the Company and Employee each hereby agree as follows:

        1. The Employee will be entitled to all employee benefits, including, but not limited to pension, for the period through January 17, 1998, which shall be considered his normal retirement date.

        2. The Employee's last day of active employment with the Company is September 30, 1996. The Employee hereby resigns as a Director of the Company, effective September 3, 1996, and as an Officer of the Company and all of its subsidiaries and divisions on which he serves, including as a director, effective September 30, 1996,

        3. The terms and conditions of this Agreement have been fully explained to the Employee.

        4.    The Employee has been advised that he may take up to twenty-one
    (21) days to review and consider entering into this Early Retirement Agreement and Release and has been advised that he may consult with an attorney or anyone of his choosing and, by executing same, has decided he wants to sign it.

        5. The Employee is entitled to change his mind and revoke this Agreement within seven (7) days of signing it. This Agreement will not become effective until the eighth (8th) day after he signs it.

        6. In consideration of the execution by the Employee of this Early Retirement Agreement and Release and compliance with the promises made herein, the Company will pay the Employee the following amounts and provide the following benefits:

              (a) Salary Continuation. The Employee shall receive a sum equal to his weekly salary for the period through January 17, 1998, with normal payroll deductions being withheld. This sun shall be paid as follows:

                   (1) $365,000, with normal payroll deductions being withheld, within fourteen (14) days of the execution of this Early Retirement Agreement, and

                   (2) the balance in weekly payments of $2,622.86 through January 17, 1998, with normal payroll deductions being withheld.

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              (b)  Insurance Benefits:

                   (1) The Company will provide coverage for the Employee and his spouse in the Company Health Care Plan for the period through November 30, 2004, or until the Employee becomes employed and has comparable insurance coverage. Such coverage will be subject to the same terms and conditions that apply to all non-union covered employees of the Company. After November 30, 2004, the Company will extend the Company's group health care benefits to Employee and his spouse, at his cost, but at Company's group rate, as provided under COBRA, if the Employee does not already have insurance coverage through a new employer.

                   (2) The Company will provide group term life insurance in the amount of $500,000 for the Employee for the period through November 30, 1999.

              (c) Incentive Compensation. The Employee will be eligible for a prorated Incentive Compensation Bonus for Calendar 1996. Penn Traffic agrees to pay the Employee said applicable Calendar 1996 bonus, if any, minus withholding and other normal deductions, all in accordance with the terms and provisions of the Penn Traffic Incentive Compensation Plan. The Employee shall not be eligible for any Incentive Compensation for any period after September 30, 1996.

              (d) Stock Options. The Employee shall have, unless earlier terminated pursuant to the normal terms of the Plan, until January 17, 2003, whichever occurs first, to exercise any of his stock options, as applicable under the respective Stock Option Plans.

              (e) Restricted Stock. The Employee shall continue to retain his 27,500 shares of restricted stock, which shall not terminate as a result of this resignation and early retirement. The Employee shall not be entitled to any loan from the Company under any circumstances, and the restricted stock shall otherwise be governed by the terms and conditions of The Penn Traffic Company 1993 Long Term Incentive Plan as though the Employee were still employed by the Company.

              (f) Company Vehicle. The Employee agrees to return all gas, credit and other cards associated with the Company vehicle to the Company on or before September 30, 1996. The Company shall transfer ownership of the 1995 Cadillac which has been assigned to the Employee as a Company car within thirty (30) days of the execution of this Early Retirement Agreement. The book value of this car at that time, approximately $30,000, will be reported as compensation to the Employee on his W-2 Form for 1996.

              (g) Moving Expenses. The Employee intends to sell his residence in Skaneateles, New York and plans on moving to the State of Tennessee.
    The Company agrees to reimburse the Employee in connection with real estate brokers' commissions, attorneys' fees, other related expenses with regard to the sale of his Skaneateles, New

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    York residence and transportation and moving expenses to the State of
    Tennessee up to an aggregate amount not to exceed $35,000,

              (h) Pension. The Employee is eligible under the Company's Supplemental Retirement Income Plan to receive an annual pension benefit for an eligible Employee with at least thirty (30) years of credited service equal to forty percent (40%) of the yearly average of the highest aggregate compensation received by the Employee during a period of five
    (5) consecutive years of employment, less offsets for benefits paid under the Company's other retirement plans and for Social Security benefits.

        7. The Employee acknowledges that he knows there are various State and Federal laws which prohibit employment discrimination on the basis of race, color, creed, sex, age, national origin, marital status, religion, disability or veteran status.

         In consideration for the Company's making the payments listed in this Agreement, which it is not otherwise required to make, the Employee intends to voluntarily give up any rights he may have under these or any other laws with respect to his employment with the Company or the retirement and termination of his employment, including his rights under the Age Discrimination in Employment Act and Title VII of the Civil Rights Act of 1964.

        8. The Employee agrees not to disclose, either directly or indirectly, to any person or entity, any information whatsoever regarding the existence or substance of this Early Retirement Agreement and Release. The Employee also agrees not to disclose, either directly or indirectly, to any person or entity, any information concerning the business, operations or condition (financial or otherwise) of the Company.

         Employee will effect and will provide all reasonable cooperation in effecting a prompt and orderly transition of his responsibilities at the Company. Employee agrees to cooperate fully with the Company in connection with litigations, arbitrations and governmental or other proceedings to which the Company is or may be from time to time a party, without compensation, provided that the Company's requests for such cooperation are reasonable under the circumstances.

        9. The Employee hereby agrees that he will not compete in any capacity whatsoever, directly or indirectly, with the Company in any area in which the Company presently conducts its business for the period through January 17, 2000. In the event Employee breaches this Agreement, he shall no longer be entitled to any of the benefits and payments set forth in this Agreement.

        10. In exchange for the payments the Employee will receive under this Early Retirement Agreement and Release, the Employee, on behalf of himself, his heirs, executors, administrators, successors and assigns, hereby releases and forever discharges the Company from any and all causes of action, charges or claims and/or damages of any kind arising out of employment, including the January 29, 1995 Employment Agreement between the Employee and the Company, and retirement from the beginning of his employment to and including the effective date of this Agreement. This includes, but is not limited to, claims arising under the


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    Federal Age Discrimination in Employment Act of 1967 and Title VII of the
    Civil Rights Act of 1964, as amended, and claims of discrimination based on race, creed, color, sex, age, national origin, disability or marital status.

         11. This Early Retirement Agreement and Release sets forth the entire agreement between the Company and the Employee and shall supersede any and all prior agreements or understandings between the parties, except as otherwise specified in this Early Retirement Agreement and Release. It may not be amended, except by a written agreement signed by both parties.

         12. BY SIGNING THIS AGREEMENT AND GENERAL RELEASE AND WAIVER, THE EMPLOYEE STATES THAT: HE HAS READ IT; HE UNDERSTANDS IT; HE AGREES WITH EVERYTHING IN IT; HE WAS TOLD, IN WRITING, TO CONSULT AN ATTORNEY BEFORE SIGNING IT; HE HAS BEEN GIVEN TWENTY-ONE (21) DAYS TO REVIEW THE AGREEMENT AND TO THINK ABOUT WHETHER OR NOT HE WANTS TO SIGN IT; AND HAS SIGNED IT KNOWINGLY AND VOLUNTARILY.

                                  THE PENN TRAFFIC COMPANY



                                  By: /s/ Gary D. Hirsch
                                      ----------------------
                                     Gary D. Hirsch, Chairman
AGREED:



/s/ John T. Dixon
--------------------
John T. Dixon

Dated:  October 5, 1996
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